EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Corporation”), hereby (1) constitutes and appoints Donald E. Washkewicz, Nickolas W. Vande Steeg, Timothy K. Pistell and Thomas A. Piraino, Jr., collectively and individually, as his or her agents and attorneys-in-fact with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of up to 10,000,000 shares of the Corporation’s Common Stock, par value $.50 per share, for issuance under the Parker Retirement Savings Plan and the Goshen Rubber Co., Inc. GRC Employees’ 401(k) Savings Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

IN WITNESS WHEREOF, the undersigned directors and officers of the Corporation have hereunto set their hands this 11th day of August, 2005.

/s/ D.E. Washkewicz	/s/ K.P. Müller
Donald E. Washkewicz, Chairman of the Board and Chief Executive Officer	Klaus-Peter Müller, Director

/s/ N.W. Vande Steeg	/s/ Candy M. Obourn
Nickolas W. Vande Steeg, President, Chief Operating Officer and Director	Candy M. Obourn, Director

/s/ T.K. Pistell	/s/ Hector R. Ortino
Timothy K. Pistell, Principal Financial Officer	Hector R. Ortino, Director

/s/ Dana A. Dennis	/s/ Allan L. Rayfield
Dana A. Dennis, Principal Accounting Officer	Allan L. Rayfield, Director

/s/ Duane E. Collins	/s/ Joseph M. Scaminace
Duane E. Collins, Director	Joseph M. Scaminace, Director

/s/ W.E. Kassling	/s/ Wolfgang R. Schmitt
William E. Kassling, Director	Wolfgang R. Schmitt, Director

/s/ R.J. Kohlhepp	/s/ Debra L. Starnes
Robert J. Kohlhepp, Director	Debra L. Starnes, Director

/s/ Peter Likins	/s/ Markos I. Tambakeras
Peter W. Likins, Director	Markos I. Tambakeras, Director

/s/ Giulio Mazzalupi
Giulio Mazzalupi, Director